Exhibit (10)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the use of our reports (1) dated February 17, 2010, with respect to the financial statements of Thrivent Life Insurance Company and (2) dated April 19, 2010, with respect to the financial statements of TLIC Variable Annuity Account A in Post-Effective Amendment No. 35 to the Registration Statement on Form N-4 and related Prospectus of TLIC Variable Annuity Account A.

Minneapolis, Minnesota

April 19, 2010